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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INTERACTIVECORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

        May 10, 2004

Dear Stockholder:

        You are invited to attend the 2004 Annual Meeting of Stockholders of InterActiveCorp, which will be held at Le Parker Meridien Hotel, 118 West 57th Street, New York, New York, on Wednesday, June 23, 2004, at 9:00 a.m., local time.

        At this year's stockholders meeting, you will be asked to elect 12 directors and to ratify the appointment of Ernst & Young LLP as independent auditors. The Board of Directors unanimously recommends a vote FOR each of these proposals.

        It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting. You may also submit a proxy for your shares of IAC stock by telephone or through the Internet by following the instructions on the enclosed proxy card.

        I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Barry Diller Chairman and Chief Executive Officer

152 WEST 57TH STREET 42ND FLOOR NEW YORK, NEW YORK 10019 212.314.7300 FAX 212.314.7309

INTERACTIVECORP
Notice of Annual Meeting of Stockholders
To be held June 23, 2004

To the Stockholders:

        The Annual Meeting of Stockholders of InterActiveCorp, a Delaware corporation (the "Company" or "IAC"), will be held at Le Parker Meridien Hotel, 118 West 57th Street, New York, New York, on Wednesday, June 23, 2004, at 9:00 a.m., local time, for the following purposes:

  1.
  To elect 12 directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified;

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors of IAC for the 2004 fiscal year; and

  3.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only stockholders of record of IAC's Common Stock, Class B Common Stock and Preferred Stock as of the close of business on April 29, 2004 are entitled to notice of, and to vote at, the Annual Meeting. You may examine a list of the stockholders of record as of the close of business on April 29, 2004 for any purpose germane to the meeting during the 10-day period preceding the date of the meeting at the offices of IAC, located at 152 West 57th Street, 42nd Floor, New York, New York 10019.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are registered in your name, you should bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

By order of the Board of Directors,
Gregory R. Blatt Senior Vice President, General Counsel and Secretary
New York, New York May 10, 2004

IMPORTANT

        Your vote is important. Whether or not you expect to attend the meeting in person, we encourage you to sign, date and return the enclosed proxy card at your earliest convenience in the postage-paid envelope provided. You may also submit a proxy for your shares of IAC stock through the Internet by visiting the website or by telephone using the toll-free number, in each case, shown on your proxy.

INTERACTIVECORP
152 West 57th Street
42nd Floor
New York, NY 10019
PROXY STATEMENT

        This Proxy Statement (first mailed on or about May 14, 2004) is being furnished to holders of Common Stock, Class B Common Stock and Preferred Stock in connection with the solicitation of proxies by the Board of Directors of InterActiveCorp ("IAC" or the "Company") for use at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") to be held for the purposes described in this Proxy Statement. Each copy of this Proxy Statement mailed to holders of Common Stock, Class B Common Stock and Preferred Stock is accompanied by a form of proxy for use at the Annual Meeting.

        At the Annual Meeting, IAC stockholders will be asked:

  (1)
  To elect 12 members of the IAC Board, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified;

  (2)
  To ratify the appointment of Ernst & Young LLP as independent auditors of IAC for the 2004 fiscal year; and

  (3)
  To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

Date, Time and Place of Meeting

        The Annual Meeting will be held on Wednesday, June 23, 2004, at 9:00 a.m., local time, at Le Parker Meridien Hotel, 118 West 57th Street, New York, New York.

Record Date; Shares Outstanding and Entitled to Vote

        Only holders of record of Common Stock, Class B Common Stock and Preferred Stock at the close of business on April 29, 2004 (the "Record Date") are entitled to notice of, and will be entitled to vote at, the Annual Meeting. Each share of Preferred Stock entitles the holder to cast two votes per share, each share of Class B Common Stock entitles the holder to cast ten votes per share and each share of Common Stock entitles the holder to cast one vote per share on each matter on which holders of Preferred Stock, Class B Common Stock and Common Stock vote together as a single class. At the close of business on the Record Date, there were 636,810,239 shares of Common Stock, 64,629,996 shares of Class B Common Stock and 13,118,182 shares of Preferred Stock outstanding and entitled to vote.

Voting and Revocation of Proxies

        The proxy conferred by the proxy card accompanying this Proxy Statement is solicited on behalf of the Board of Directors of IAC for use at the Annual Meeting. Stockholders of record may vote their shares in any of four ways:

  •
  Submitting a Proxy by Mail: If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

  •
  Submitting a Proxy by Telephone: Submit a proxy for your shares by telephone by using the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day.

  •
  Submitting a Proxy by Internet: Submit your proxy via the Internet. The web site for Internet proxy voting is on your proxy card, and Internet proxy voting is also available 24 hours a day.

  •
  Voting in Person: Vote by appearing and voting in person at the Annual Meeting.

        Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with this Proxy Statement. If you submit a proxy by telephone or via the Internet you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the Internet are located on the proxy card enclosed with this Proxy Statement.

        All proxies properly submitted, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR each of the proposals described in this Proxy Statement.

        A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (1) delivering to The Bank of New York a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (2) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). You should send any written notice or new proxy card to InterActiveCorp c/o The Bank of New York at the following address: InterActiveCorp, P.O. Box 11001, New York, New York 10203-0001 or follow the instructions provided on your proxy card to submit a proxy by telephone or via the Internet. You may request a new proxy card by calling our proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885 (toll-free).

        If you hold your shares through a bank or broker, follow the voting instructions on the form you receive from your bank or broker.

        Your vote is important. We encourage you to submit your proxy by telephone, Internet or by signing and returning the accompanying proxy card whether or not you plan to attend the Annual Meeting.

        The Board of Directors of IAC does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of the Annual Meeting. So far as is known to the IAC Board, no other matters are to be brought before the Annual Meeting. If any other business properly comes before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted on such matters in accordance with the judgment of the persons voting such proxies.

Vote Required

        Election of nine of the director nominees to be elected at the Annual Meeting requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of Common Stock, Class B Common Stock and Preferred Stock voting together as a single class (the "Total Voting Power"). Election of three of the director nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of Common Stock, voting as a separate class. See "Item 1—Election of Directors and Management Information—Information Concerning Nominees."

        Ratification of auditors requires the affirmative vote of the holders of a majority of the Total Voting Power present in person or represented by proxy at the Annual Meeting and voting on this proposal.

        Pursuant to an Amended and Restated Stockholders Agreement, each of Vivendi Universal, S.A. ("Vivendi"), Universal Studios, Inc., a subsidiary of Vivendi ("Universal"), and Liberty Media Corporation ("Liberty") has granted to Mr. Diller an irrevocable proxy over all IAC securities owned by Vivendi, Liberty and their subsidiaries for all matters, except that each of Mr. Diller and Liberty generally has the right to consent to limited matters in the event that IAC's ratio of total debt to EBITDA (as defined in an Amended and Restated Governance Agreement among IAC, Vivendi,

Universal, Liberty and Mr. Diller) equals or exceeds four to one over a continuous 12-month period. As a result, Mr. Diller, through shares owned by him as well as those owned by Liberty and Vivendi, generally controls the vote on 20.9% of the Common Stock and 100% of the Class B Common Stock and, consequently, 59.5% of the combined voting power of the Common Stock, Class B Common Stock and Preferred Stock. Thus, regardless of the vote of any other IAC stockholder, Mr. Diller has control over the vote on each matter to be considered by stockholders at the Annual Meeting, other than the election of the three directors to be elected separately by the holders of Common Stock.

Quorum; Broker Non-Votes

        The presence, either in person or by proxy, of the holders of IAC securities representing a majority of the Total Voting Power entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares of IAC Common Stock, Class B Common Stock and Preferred Stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and broker non-votes, although counted for purposes of determining whether there is a quorum at the Annual Meeting, will not be voted. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        If a quorum is not obtained, it is expected that the Annual Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that theretofore have been effectively revoked or withdrawn.

Solicitation of Proxies and Expenses

        IAC will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of IAC may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, IAC will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and Preferred Stock and to request authority for the exercise of proxies. In such cases, IAC, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

        IAC has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from IAC stockholders. The fee for such firm's services is estimated not to exceed $15,000 plus reimbursement for their reasonable out-of-pocket costs and expenses.

ITEM 1
ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Information Concerning Nominees

        At the upcoming Annual Meeting, a board of 12 directors will be elected to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of IAC has designated Messrs. Keough and Spoon and General Schwarzkopf as nominees for the positions on the IAC Board to be elected by the holders of Common Stock voting as a separate class. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent directors of the Company.

        Background information about the Board's nominees for election is set forth below.

        Richard N. Barton, age 36, has been a director of IAC since February 2003. Mr. Barton founded Expedia, Inc. He served as the President and Chief Executive Officer and as a director of Expedia from September 1999 through March 2003. Prior to that, Mr. Barton worked from 1991 to 1994 in various product management roles for Microsoft on the Windows 95, Windows 3.1, MS-DOS 6 and MS-DOS 5 operating systems. Prior to joining Microsoft, he worked as a strategy consultant for Alliance Consulting Group from 1989 to 1991. He is currently a member of the board of directors of NetFlix, Inc.

        Robert R. Bennett, age 46, has been a director of IAC since October 2001. Mr. Bennett has also served as the President and Chief Executive Officer of Liberty since April 1997 and as a director of Liberty since September 1994. Mr. Bennett served as Executive Vice President of TeleCommunications Inc. from April 1997 until March 1999. Mr. Bennett served as the Executive Vice President, Treasurer and Secretary of Liberty from June 1995 through March 1997, as Chief Financial Officer from May 1996 through March 1997, and in various other executive positions since Liberty's inception in 1990. Mr. Bennett is currently a member of the boards of directors of Liberty, UnitedGlobalCom, Inc. and OpenTV Corp.

        Edgar Bronfman, Jr., age 48, has been a director of IAC since February 1998. Mr. Bronfman has served as the Chairman and Chief Executive Officer of Warner Music Group since March 2004. Prior to joining Warner Music Group, Mr. Bronfman served as Chairman and Chief Executive Officer of Lexa Partners LLC, which he founded, from April 2002 through February 2004. Mr. Bronfman also currently serves as a partner of Accretive Technologies LLC and as Co-Chairman of A&G Group Limited, the parent of Asprey & Garrard. Mr. Bronfman was appointed Executive Vice Chairman of Vivendi in December 2000. Mr. Bronfman resigned from his position as an executive and officer of Vivendi on March 31, 2002 and resigned from his position as Vice Chairman of the Vivendi Board of Directors in December 2003. Prior to December 2000, he had been President and Chief Executive Officer of The Seagram Company Ltd., a post he held since June 1994 and from 1989 to June 1994 he was President and Chief Operating Officer of Seagram. Mr. Bronfman is currently a member of the boards of directors of Equitant, Inc., Fandango and NewRoads and is a member of the Board of New York University Medical Center and the Board of Governors of The Joseph H. Lauder Institute of Management & International Studies at the University of Pennsylvania. He is also the Chairman of the Board of Endeavor Global.

        Barry Diller, age 62, has been a director and the Chairman and Chief Executive Officer of IAC (or its predecessors) since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Paramount Pictures

Corporation. Mr. Diller is currently a member of the boards of directors of The Washington Post Company and The Coca-Cola Company. He also serves on the Board of the Museum of Television and Radio, Conservation International and 13/WNET. In addition, Mr. Diller is a member of the Board of Councilors for the University of Southern California's School of Cinema—Television, the New York University Board of Trustees, the Tisch School of the Arts Dean's Council and the Executive Board for the Medical Sciences of University of California, Los Angeles.

        Victor A. Kaufman, age 60, has been a director of IAC (or its predecessors) since December 1996 and has been Vice Chairman of the Company since October 1999. Previously, Mr. Kaufman served in the Office of the Chairman from January 1997 to November 1997 and as Chief Financial Officer of the Company from November 1997 to October 1999. Prior to his tenure with the Company, Mr. Kaufman served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in such capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star.

        Donald R. Keough, age 77, has been a director of IAC since September 1998. He currently serves as Chairman (in a non-executive capacity) of Allen & Company LLC (or its predecessors), a New York investment banking firm. He was appointed to this position in April 1993. Mr. Keough retired as President, Chief Operating Officer and a director of The Coca-Cola Company in April 1993. Mr. Keough is currently a member of the boards of directors of Berkshire Hathaway, Inc., The Coca-Cola Company and Convera. He is a past Chairman of the board of trustees of the University of Notre Dame and a trustee of several other educational institutions. He also serves on the boards of a number of national charitable and civic organizations.

        Marie-Josée Kravis, age 54, has been a director of IAC since March 2001. She is a Senior Fellow of the Hudson Institute as well as the Council on Foreign Relations. Mrs. Kravis has been associated with the Hudson Institute since 1973, when she joined as a senior economist. She held a number of positions with the Hudson Institute before being elected executive director of the Hudson Institute of Canada in 1976, a position she held through 1994, in which year she returned to the U.S. and became a Senior Fellow of the Institute. Mrs. Kravis received an honorary doctorate of law at the University of Windsor and Laurentian University. She obtained a master's degree in economics from the University of Ottawa. She was a member of the Quebec government's Consultative Committee on Financial Institutions from 1984 to 1990, Vice Chair of the Federal Royal Commission on National Passenger Transportation from 1990 to 1992, member of the Canadian government's Communications Research Advisory Board from 1982 to 1989 and the Canadian Council for Research on Social Science and the Humanities from 1982 to 1986. Mrs. Kravis is also currently a member of the boards of directors of Vivendi and The Ford Motor Company.

        John C. Malone, age 63, has been a director of IAC since October 2001. Dr. Malone has served as Chairman of the Board and a director of Liberty since 1990, and as Chairman of the Board and a director of TCI Satellite Entertainment, Inc. since December 1996. Dr. Malone served as Chairman of the Board of TeleCommunications, Inc. ("TCI") from November 1996 until the acquisition of TCI by AT&T Corp. in March 1999, as Chief Executive Officer of TCI from January 1994 to March 1999, and as President of TCI from January 1994 to March 1997. Dr. Malone served as Chief Executive Officer of TCI Communications, Inc., the domestic cable subsidiary of TCI prior to the AT&T merger ("TCIC"), from March 1992 to October 1994, and as President of TCIC from 1973 to October 1994. Dr. Malone is also a member of the boards of directors of The Bank of New York, UnitedGlobalCom, Inc., the CATO Institute, Cable Television Laboratories, Inc. (Chairman Emeritus)

and the Nature Conservancy and is a shareholder representative on the board of directors of Discovery Communications.

        Steven Rattner, age 51, has been a director of IAC since April 2004. He is a Managing Principal of Quadrangle Group LLC, a private investment firm. Prior to the formation of Quadrangle in March 2000, Mr. Rattner served as Deputy Chairman and Deputy Chief Executive Officer of Lazard Frères & Co., which he joined as a General Partner in 1989 and where he founded the firm's Media and Communications Group. Prior to joining Lazard Frères & Co., Mr. Rattner was a Managing Director at Morgan Stanley, where he also founded the firm's Media and Communications Group. Mr. Rattner is currently a member of the board of directors of Cablevision Systems Corporation. Mr. Rattner also serves as Chairman of the boards of directors and as trustee of a number of national and local charitable, civic and educational organizations and institutions.

        Gen. H. Norman Schwarzkopf, age 69, has been a director of IAC since December 1996. He previously had served as a director of Home Shopping Network since May 1996. Since his retirement from the military in August 1991, General Schwarzkopf has been an author, a lecturer and a participant in several television specials and works with NBC as a consultant. From August 1990 to August 1991, he served as Commander-in-Chief, United States Central Command and Commander of Operations, Desert Shield and Desert Storm. General Schwarzkopf had 35 years of service with the military. He is also on the Nature Conservancy's President's Conservation Council, Chairman of the Starbright Capital Campaign, co-founder of the Boggy Creek Gang, a member of the University of Richmond Board of Trustees, and serves on the Boards of Directors of Remington Arms Company and Cap CURE, Association for the Cure of Cancer of the Prostate.

        Alan Spoon, age 52, has been a director of IAC since February 2003. Since May 2000, Mr. Spoon has been Managing General Partner at Polaris Venture Partners, a private investment firm that provides venture capital and management assistance to development-stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to that, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon is currently a member of the board of directors of Danaher Corporation. In his not-for-profit affiliations, Mr. Spoon is a Regent of the Smithsonian Institution and a member of the MIT Corporation.

        Diane Von Furstenberg, age 57, has been a director of IAC since March 1999. She is a designer and the founder of Diane Von Furstenberg Studio L.P. and has served as its Chairman since August 1995. Previously, she was the Chairman of Diane Von Furstenberg Studio, which she also founded. Mr. Diller and Ms. Von Furstenberg are married.

        The Board recommends that the stockholders vote FOR the election of each of its nominees for director named above.

Information Concerning Executive Officers

        Background information about the Company's executive officers who are not nominees for election as director is set forth below.

        Gregory R. Blatt, age 35, has been Senior Vice President, General Counsel and Secretary of IAC since November 2003. Prior to joining the Company, Mr. Blatt served as Executive Vice President, Business Affairs and General Counsel of Martha Stewart Living Omnimedia, Inc. ("MSO") from January 2001 to October 2003, Executive Vice President and General Counsel of MSO from September 1999 to January 2001 and Senior Vice President, General Counsel of MSO from May 1999 to September 1999. Prior to joining MSO, Mr. Blatt was an associate with Grubman Indursky &

Schindler, P.C., the New York entertainment and media law firm from 1997 to May 1999, and prior to that was an associate at Wachtell, Lipton, Rosen & Katz, the New York law firm, from 1995 to 1997.

        Shana Fisher, age 33, has been Senior Vice President, Strategic Planning of IAC since December 2003 and had previously served as Senior Vice President, Business Operations of IAC from July 2003 to November 2003. Prior to joining the Company in July 2003, Ms. Fisher served as Vice President and Director, Media and Technology Mergers & Acquisitions and Corporate Finance for Allen & Company LLC since 1999. Prior to her tenure with Allen & Company LLC, Ms. Fisher was a program manager for the Microsoft Corporation and prior to that she was a software developer for I-O 360 Consulting.

        Julius Genachowski, age 41, has been Executive Vice President and Chief of Business Operations of IAC since June 2003. Mr. Genachowski had previously been Executive Vice President, General Counsel and Secretary of the Company, beginning in January 2002, and Senior Vice President, General Counsel and Secretary of the Company since August 2000. Mr. Genachowski joined the Company in December 1997 as General Counsel and Senior Vice President, Business Development of USA Broadcasting. He has also held the position of Vice President, Corporate Development at Ticketmaster Online-CitySearch, Inc. From 1994-1997, Mr. Genachowski served at the Federal Communications Commission, as Chief Counsel to Chairman Reed Hundt and, before that, as Special Counsel to General Counsel William E. Kennard. He served as a law clerk to Supreme Court Justice David H. Souter in 1993-1994 and, in 1992-1993, to retired Supreme Court Justice William J. Brennan, Jr. He was also a law clerk to Chief Judge Abner J. Mikva of the U.S. Court of Appeals for the D.C. Circuit. Mr. Genachowski has worked for Representative (now Senator) Charles Schumer, as well as the U.S. House of Representatives Iran-Contra Committee.

        Robert E. Hougie, age 40, has been Senior Vice President, Mergers & Acquisitions of IAC since July 2003. Prior to joining the Company, Mr. Hougie had been a Managing Director and Head of the Private Client Group of Lazard Asset Management LLC from September 2002 to July 2003 and a Managing Director at Lazard Frères & Co. LLC from January 1998 to August 2002. Prior to January 1998, Mr. Hougie served in a number of investment banking and advisory positions for Lazard Frères & Co. LLC and its affiliates since 1987.

        Dara Khosrowshahi, age 34, has been Executive Vice President and Chief Financial Officer of IAC since January 2002. Mr. Khosrowshahi previously served as Executive Vice President, Operations and Strategic Planning of the Company since July 2000. From August 1999 to July 2000, Mr. Khosrowshahi served as President, USA Networks Interactive, a division of the Company. Mr. Khosrowshahi joined the Company in 1998 as Vice President of Strategic Planning, and was later promoted to Senior Vice President in May 1999. Prior to joining the Company, Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998.

        Daniel C. Marriott, age 35, has been Senior Vice President, Interactive Development of IAC since December 2003. Mr. Marriott had previously been Senior Vice President, Strategic Planning of IAC since March 2002. Prior to joining the Company in March 2002, Mr. Marriott served as Executive Vice President, Corporate Strategy and Development of Ticketmaster from January 2000 to March 2002, and also served concurrently as President of Citysearch from October 2001 to March 2002. Prior to such positions, Mr. Marriott served as Executive Vice President, Business Development of Ticketmaster-Citysearch from February 1999 to December 1999 and Executive Vice President, Product Development and Marketing of Ticketmaster-Citysearch from August 1997 to January 1999. Prior to joining Ticketmaster-Citysearch, Mr. Marriott was employed by PepsiCo for approximately seven years, most recently in the position of Senior Product Manager for PepsiCo's Frito-Lay division.

Board of Directors

        The Company is subject to the Marketplace Rules of the Nasdaq Stock Market, Inc. (the "Marketplace Rules"). The Marketplace Rules exempt "Controlled Companies," or companies of which more than 50% of the voting power is held by an individual, group or another company, from certain requirements.

        Pursuant to an Amended and Restated Stockholders Agreement, Mr. Diller, through shares owned by him as well as those owned by Liberty and Vivendi, generally controls the vote on 20.9% of the Common Stock and 100% of the Class B Common Stock and, consequently, 59.5% of the combined voting power of the Common Stock, Class B Common Stock and Preferred Stock. Mr. Diller, Vivendi, Universal and Liberty have filed a Statement of Beneficial Ownership on Schedule 13D (and related amendments) in respect of their IAC holdings and related voting arrangements with the Securities and Exchange Commission (the "SEC"). On this basis, the Company is relying on the exemption for Controlled Companies from all applicable Nasdaq requirements.

        The Board met eight times and acted by written consent one time during 2003. During 2003, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served with the exception of Mr. Bronfman. Directors are not required to attend annual meetings of the Company's stockholders. Two members of the Board of Directors attended the Company's 2003 Annual Meeting of Stockholders.

Board Committees

        The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation/Benefits Committee and the Performance-Based Compensation Committee. The Board does not have a nominating committee.

        Audit Committee.    The Audit Committee of the Board of Directors currently consists of, and for the full year 2003 consisted of, Messrs. Keough and Spoon and Gen. Schwarzkopf, each of whom satisfies the independence requirements under the current standards imposed by the rules of the SEC and the Marketplace Rules. The Board had previously determined the Mr. Spoon is an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, pursuant to which it has been granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. A copy of the Audit Committee's written charter is attached to this Proxy Statement as Annex A. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in the charter, which include monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. Mr. Keough is the Chairman of the Audit Committee. The Audit Committee met 13 times during 2003. The formal report of the Audit Committee with respect to the year 2003 is set forth under the heading "Audit Committee Report" below.

        Compensation/Benefits Committee.    The Compensation/Benefits Committee currently consists of, and for the full year 2003 consisted of, Messrs. Spoon, Bennett and Keough and Gen. Schwarzkopf. The Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock compensation plans, investment programs and insurance plans, except that the Performance-Based Compensation Committee exercises such powers with respect to performance-based compensation of corporate officers who are, or who are most likely to become, subject to

Section 162(m) of the Internal Revenue Code. None of the members of the Compensation/Benefits Committee is an employee of the Company. Mr. Spoon is the Chairman of the Compensation/Benefits Committee. The Compensation/Benefits Committee met six times and acted by written consent five times during 2003.

        Performance-Based Compensation Committee.    The Performance-Based Compensation Committee of the Board of Directors currently consists of, and for the full year 2003 consisted of, Mr. Spoon and Gen. Schwarzkopf. The Performance-Based Compensation Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to performance-based compensation of corporate officers who are, or are most likely to become, subject to Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to a corporation's chief executive officer and four other most highly compensated executive officers, unless certain conditions are met. None of the members of the Performance-Based Compensation Committee is an employee of the Company. Mr. Spoon is the Chairman of the Performance-Based Compensation Committee. The Performance-Based Compensation Committee met six times during 2003.

        Executive Committee.    The Executive Committee of the Board of Directors currently consists of, and for the full year 2003 consisted of, Messrs. Diller, Kaufman and Bronfman. The Executive Committee has all the power and authority of the Board of Directors of the Company, except those powers specifically reserved to the Board by Delaware law or the Company's organizational documents. The Executive Committee met three times and acted by written consent four times during 2003.

Director Nominations

        The Board does not have a nominating committee or other committee performing similar functions nor any formal policy on nominations. Liberty, an affiliate of the Company, has the right to nominate two directors for election to the Board so long as certain stock ownership requirements are satisfied. Historically, other nominees have been recommended by the Chairman, upon consultation with other members, and then considered by the entire Board. Given Liberty's right to nominate directors and the controlled status of the Company, the Board believes the process described above is appropriate. The Board does not have specific requirements for eligibility to serve as a director of the Company. However, in evaluating candidates, regardless of how recommended, the Board considers whether the professional and personal ethics and values of the candidate are consistent with those of the Company, whether the candidate's experiences and expertise would be beneficial to the Board in rendering its service to the Company, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of the Company's stockholders. Mr. Rattner, who was recently appointed to the Board, was recommended by the Chairman and elected by the entire Board.

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as historically the Company has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to InterActiveCorp, 152 West 57th Street, 42nd Floor, New York, New York 10019, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and, if deemed appropriate, forwarded to the Chairman of the Board for further review. If the Chairman believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board.

Communications with the Board

        Stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to InterActiveCorp, 152 West 57th Street, 42nd Floor, New York, New York 10019, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letter must identify the author as a stockholder and must clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will then review such correspondence and forward it to the Board, or to the specified director, if appropriate.

Compensation of Outside Directors

        During 2003, each director of IAC who is not an employee of IAC or any of its businesses received an annual retainer of $30,000, the chairperson of the Compensation/Benefits Committee and each member of the Audit Committee received an annual retainer of $5,000 and the chairperson of the Audit Committee received an additional annual retainer of $5,000. IAC also paid each of these directors $1,000 for each IAC Board meeting and each IAC Board Committee meeting attended, plus reimbursement for all reasonable expenses incurred by a director as a result of attendance at any of these meetings. In addition, directors who are not employees of IAC or any of its businesses receive a grant of 7,500 restricted stock units upon initial election to office and annually thereafter on the date of IAC's annual meeting of stockholders at which the director is re-elected, which units will vest in three equal annual installments commencing on the first anniversary of the grant date. For the year ended December 31, 2003, directors that were designated by Liberty waived their rights to receive compensation for their service as IAC directors.

        Under IAC's Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their annual retainer and meeting fees. Eligible directors who defer their directors' fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of Common Stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on Common Stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JP Morgan Chase Bank. Upon termination, a director will receive (1) with respect to share units, such number of shares of Common Stock as the share units represent; and (2) with respect to the cash fund, a cash payment. The payments made upon termination will be either in a lump sum or in installments, as previously elected by the eligible director at the time of the related deferral election.

Security Ownership of Certain Beneficial Owners and Management

        The following table presents, as of February 29, 2004, information relating to the beneficial ownership of IAC Common Stock, Class B Common Stock and Preferred Stock by (1) each person known by IAC to own beneficially more than 5% of the outstanding shares of IAC Common Stock, Class B Common Stock and Preferred Stock, (2) each director nominee of IAC, (3) each of the Chief Executive Officer and the four other most highly compensated executive officers of IAC who served in such capacities as of December 31, 2003 (the "Named Executive Officers"), and (4) all executive officers and directors of IAC as a group.

        Unless otherwise indicated, beneficial owners listed here may be contacted at IAC's corporate headquarters at 152 West 57th Street, 42nd Floor, New York, New York 10019. For each listed person, the number of shares of Common Stock and percent of such class listed assumes the conversion or exercise of any IAC equity securities owned by such person, but does not assume the conversion or exercise of any such equity securities owned by any other person. Shares of Class B Common Stock may at the option of the holder be converted on a one-for-one basis into shares of Common Stock. Each share of Preferred Stock is convertible, at the option of the holder, into that number of shares of Common Stock equal to the quotient obtained by dividing $50 by the conversion price, currently $33.75 per share. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. For each listed person, the number of shares of Common Stock and percent of class listed includes shares of Common Stock that may be acquired by such person upon the exercise of stock options and warrants that are or will be exercisable, and restricted stock units that are or will have vested, within 60 days of February 29, 2004.

        The percentage of votes for all classes of capital stock is based on one vote for each share of Common Stock, ten votes for each share of Class B Common Stock and two votes for each share of Preferred Stock.

	Common Stock			Class B Common Stock			Preferred Stock
Name and Address of Beneficial Owner									Percent of Votes (All Classes)
	Shares		%	Shares		%	Shares	%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	69,621,400	(1)	11.0%	—		—	—	—	5.3%
FMR Corp. 82 Devonshire Street Boston, MA 02109	49,234,332	(2)	7.8%	—		—	—	—	3.8%
Legg Mason Fund Management, Inc., Legg Mason Capital Management, Inc., LMM, LLC & Legg Mason Focus Capital, Inc. 100 Light Street Baltimore, MD 21203	54,332,783	(3)	8.6%	—		—	—	—	4.2%
Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	138,439,618	(4)	20.2%	51,199,996	(5)	79.2%	—	—	45.9%
Microsoft Corporation One Microsoft Way Redmond, WA 98052	53,318,277	(6)	8.0%	—		—	12,808,605	97.6%	4.0%
Vivendi Universal, S.A 42, Avenue Friedland 75380 Paris cedex 08/France	56,611,308	(7)	8.7%	13,430,000	(8)	20.8%	—	—	13.6%
Barry Diller	239,018,906	(4)(9)	32.3%	64,629,996	(10)	100.0%	—	—	60.8%
Richard N. Barton	2,139,351	(11)	*	—		—	—	—	*
Robert R. Bennett	26,096	(12)	*	—		—	—	—	*
Edgar Bronfman, Jr.	35,384	(13)	*	—		—	—	—	*
Julius Genachowski	299,169	(14)	*	—		—	—	—	*
Robert Hougie	—		—	—		—	—	—	—
Victor A. Kaufman	1,309,675	(15)	*	—		—	—	—	*

Donald R. Keough	219,678	(16)	*	—	—	—	—	*
Dara Khosrowshahi	790,195	(17)	*	—	—	—	—	*
Marie-Josée Kravis	15,001	(18)	*	—	—	—	—	*
John C. Malone	—	(12)	—			—	—	—
Steven Rattner	21,065	(19)	*	—	—	—	—	*
Gen. H. Norman Schwarzkopf	175,002	(20)	*	—	—	—	—	*
Alan Spoon	59,925	(21)	*	—	—	—	—	*
Diane Von Furstenberg	35,002	(22)	*	—	—	—	—	*
All executive officers and directors as a group (18 persons)	245,061,123		32.8%	64,629,996	100.0%	—	—	61.0%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based upon information filed on a Schedule 13G, as amended, with the SEC on February 11, 2004.

(2)
Based upon information filed on a Schedule 13G with the SEC on February 17, 2004. Includes 46,251,584 shares of Common Stock held by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., which is registered as an investment company under the Investment Company Act of 1940, and 2,982,748 shares or Common Stock held by other subsidiaries of FMR Corp.

(3)
Based upon information filed on a Schedule 13G with the SEC on February 17, 2004.

(4)
Consists of 87,239,578 shares of Common Stock and 2,353,188 shares of Class B Common Stock held by Liberty and 44 shares of Common Stock held collectively by the BDTV Entities (as defined below) and 8,000,000, 31,236,444, 8,010,364 and 1,600,000 shares of Class B Common Stock held by each of BDTV Inc., BDTV II Inc., BDTV III Inc. and BDTV IV Inc. (collectively, the "BDTV Entities"), respectively. Mr. Diller owns all of the voting stock of the BDTV Entities and Liberty owns all of the non-voting stock, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities. Pursuant to the Amended and Restated Stockholders Agreement among Liberty, Universal, Vivendi and Mr. Diller, Mr. Diller generally has the right to vote all of the shares of Common Stock and Class B Common Stock held by Liberty and the BDTV Entities.

(5)
Consists of 2,353,188 shares of Class B Common Stock held by Liberty and 8,000,000, 31,236,444, 8,010,364 and 1,600,000 shares of Class B Common Stock held by each of BDTV Inc., BDTV II Inc., BDTV III Inc. and BDTV IV Inc., respectively. Pursuant to the Amended and Restated Stockholders Agreement among Liberty, Universal, Vivendi and Mr. Diller, Mr. Diller generally has the right to vote all of the shares of Class B Common Stock held by Liberty and the BDTV Entities.

(6)
Based on information filed with the SEC as of February 15, 2002. Consists of 20,096,634 shares of Common Stock, 14,245,932 shares of Common Stock issuable upon exercise of the same number of IAC warrants and 18,975,711 shares of Common Stock issuable upon conversion of IAC Preferred Stock.

(7)
Consists of 43,181,308 shares of Common Stock and 13,430,000 shares of Class B Common Stock. Pursuant to the Amended and Restated Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of Common Stock and Class B Common Stock held by Vivendi.

(8)
Pursuant to the Amended and Restated Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of Class B Common Stock held by Vivendi.

(9)
Consists of 1,753,351 shares of Common Stock owned by Mr. Diller, options to purchase 41,845,888 shares of Common Stock granted under the Company's stock compensation plans, 368,741 shares of Common Stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, 44 shares of Common Stock and 48,846,808 shares of Class B Common Stock held collectively by the BDTV Entities, 87,239,578 shares of Common Stock and 2,353,188 shares of Class B Common Stock held by Liberty, and 43,181,308 shares of Common Stock and 13,430,000 shares of Class B Common Stock held by Vivendi, as to which Mr. Diller has general voting authority under the Amended and Restated Stockholders Agreement. Excludes options to purchase 35,002 shares of Common Stock held by Ms. Von Furstenberg, as to which Mr. Diller disclaims beneficial ownership.

(10)
Consists of 48,846,808 shares of Class B Common Stock held collectively by the BDTV Entities, 2,353,188 shares of Class B Common Stock held by Liberty and 13,430,000 shares of Class B Common Stock held by Vivendi, as to which Mr. Diller has general voting authority under the Amended and Restated Stockholders Agreement.

(11)
Consists of 27,405 shares of Common Stock, 270,086 warrants to purchase 1.93875 shares of Common Stock and options to purchase 1,588,317 shares of Common Stock, in each case, directly held by Mr. Barton.

(12)
Excludes shares beneficially owned by Liberty, as to which Messrs. Bennett and Malone disclaim beneficial ownership.

(13)
Consists of (i) 21,500 shares of Common Stock held for the benefit of Mr. Bronfman in an IRA account, (ii) 8,500 shares of Common Stock held by Mr. Bronfman in his capacity as custodian for his minor children, (iii) 2,050 shares of Common Stock held by Mr. Bronfman's spouse and (iv) options to purchase 3,334 shares of Common Stock granted under the Company's stock compensation plans. Mr. Bronfman disclaims beneficial ownership of the 10,550 shares of Common Stock described in (ii) and (iii) above.

(14)
Consists of 34,169 shares of Common Stock and options to purchase 265,000 shares of Common Stock granted under the Company's stock compensation plans.

(15)
Consists of 9,675 shares of Common Stock and options to purchase 1,300,000 shares of Common Stock granted under the Company's stock compensation plans.

(16)
Consists of (i) 82,676 shares of Common Stock held by Mr. Keough, (ii) 2,000 shares of Common Stock held by Mr. Keough's spouse and (iii) options to purchase 135,002 shares of Common Stock granted under the Company's stock compensation plans. Excludes shares of Common Stock beneficially owned by affiliates of Allen & Company LLC. Mr. Keough disclaims beneficial ownership of the 2,000 shares of Common Stock described in (ii) above and any shares of Common Stock beneficially owned by affiliates of Allen & Company LLC.

(17)
Consists of 58,940 shares of Common Stock and options to purchase 731,255 shares of Common Stock granted under the Company's stock compensation plans.

(18)
Consists of 15,001 options to purchase shares of Common Stock granted under the Company's stock compensation plans.

(19)
Consists of shares of Common Stock held indirectly by Mr. Rattner through partnership interests.

(20)
Consists of 175,002 options to purchase shares of Common Stock granted under the Company's stock compensation plans.

(21)
Consists of 8,500 shares of Common Stock and options to purchase 51,425 shares of Common Stock granted under the Company's stock compensation plans.

(22)
Consists of options to purchase 35,002 shares of Common Stock granted under the Company's stock compensation plans. Excludes shares beneficially owned by Mr. Diller, as to which Ms. Von Furstenberg disclaims beneficial ownership.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

					Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(A))
	Number of securities to be issued upon exercise of outstanding options, warrants and rights
			Weighted-average exercise price of outstanding options, warrants and rights
Plan Category
	(A)(1)		(B)		(C)
Equity compensation plans approved by security holders(2)	47,623,208	(4)	$10.95	(5)	17,413,574
Equity compensation plans not approved by security holders(3)	9,508,388		$9.08		—

Total	57,131,596		$10.62	(5)	17,413,574

(1)
Information excludes 45,234,760 securities with a weighted-average exercise price of $12.40 to be issued upon the exercise of outstanding options, warrants and other rights to purchase Common Stock, which securities were granted pursuant to plans assumed by the Company in connection with acquisitions. No securities remain available for future issuance under any of these plans.

(2)
These plans are the Company's Amended and Restated 2000 Stock and Annual Incentive Plan, 1997 Stock and Annual Incentive Plan, Director's Stock Option Plan, Deferred Compensation Plan for Non-Employee Directors, Silver King Communications, Inc. 1995 Stock Incentive Plan, Home Shopping Network 1996 Stock Option Plan for Employees, 1986 Stock Option Plan for Employees, 1992 Silver King Communications, Inc. Stock Option and Restricted Stock Plan and the Ticketmaster Stock Plan.

(3)
Reflects options granted under the 1999 Stock Option Plan and the Equity and Bonus Compensation Agreement.

(4)
Includes an aggregate of (i) 3,504,393 shares of restricted stock, (ii) 26,309 shares underlying share units, payable on a one-for-one basis, credited to share unit accounts as of December 31, 2003 under the Company's Deferred Compensation Plan for Non-Employee Directors and (iii) 44,092,506 shares issuable upon the exercise of stock options and the vesting of restricted stock units.

  Does not include (i) shares underlying restricted stock units granted in early 2004 in respect of 2003 performance and (ii) shares purchased in early 2004 pursuant to the 2003 Bonus Stock Purchase Program. Shares underlying these awards and purchases appear in column (C).

(5)
Weighted average exercise price calculation excludes restricted stock and restricted stock units.

1999 Stock Option Plan

        In February 2000, the Company's Board of Directors approved the 1999 Stock Option Plan, or the 1999 Plan. An award of stock options exercisable for 4.4 million shares of Company Common Stock, the total amount available under the 1999 Plan, at an exercise price of $22.59 per share, was made in February 2000 to Dr. Georg Kofler in consideration of his entering into an employment arrangement with a German affiliate of Home Shopping Network. These options vested over four years, with 25% vesting on the first, second, third and fourth anniversaries of the date of grant, and remain exercisable for ten years from the date of grant. Subject to applicable law, these options are freely transferable by the holders thereof by written notice to the Company, or by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Equity and Bonus Compensation Agreement

        In August 1995, the Company granted to Mr. Diller stock options to acquire 7,583,388 shares of Company Common Stock at an exercise price of $5.66 per share (both the number of shares and the exercise price have been adjusted to reflect the Company's two stock splits since the date of grant) pursuant to the Equity and Bonus Compensation Agreement. The options vested over four years, with 25% vesting on the first, second, third and fourth anniversaries of the date of grant, and are exercisable for ten years from the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock and other equity securities of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company, and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2003, except that due to administrative error, Mr. Bronfman did not timely report two purchases of shares of Common Stock by a family member, both of which were subsequently reported on a Form 4.

ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Subject to stockholder ratification, the Audit Committee of the Board has appointed Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004 and until their successors are elected.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

        The Board considers Ernst & Young to be well qualified and recommends that the stockholders vote FOR ratification of their appointment as independent auditors of the Company for 2004.

EXECUTIVE COMPENSATION

General

        This section of the Proxy Statement sets forth certain information pertaining to compensation of the Chief Executive Officer and the Company's four most highly compensated executive officers during 2003 other than the Chief Executive Officer.

        The following table presents information concerning total compensation earned by the Named Executive Officers: the Chief Executive Officer and the four other most highly compensated executive officers of IAC who served in such capacities as of December 31, 2003 for services rendered to IAC during each of the last three fiscal years. The information presented below represents all compensation earned by the Named Executive Officers for all services performed for IAC or any of its businesses.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)		Bonus($)		Other Annual Compensation ($)(1)		Restricted Stock Awards ($)(2)		Stock Options (#)	All Other Compensation ($)
Barry Diller Chairman and Chief Executive Officer	2003 2002 2001	500,000 500,000 500,000		3,250,000 2,750,000 —	(3) (4)	1,331,266 707,861 210,080	(5) (5) (5)	— — —		— — —	81,966 144,438 254,139	(6)(7) (6)(7) (6)(7)
Victor A. Kaufman Vice Chairman	2003 2002 2001	650,000 650,000 650,000		3,000,000 2,500,000 —		— — —		2,777,913 4,269,300 —	(8)	— — 700,000	6,000 5,500 5,250	(7) (7) (7)
Dara Khosrowshahi Executive Vice President and Chief Financial Officer	2003 2002 2001	550,000 546,154 450,000		2,000,000 1,125,000 —	(3) (4)	125,000 56,250 —	(9) (10)	2,449,621 2,247,000 —	(8)	— — 333,333	6,000 5,500 5,250	(7) (7) (7)
Julius Genachowski Executive Vice President, Chief of Business Operations	2003 2002 2001	500,000 496,154 400,000		1,250,000 750,000 —	(3)	258,025 100,000 100,000	(11) (12) (12)	1,767,749 1,797,600 —	(8)	— — 333,333	6,000 5,500 5,250	(7) (7) (7)
Robert Hougie Senior Vice President, Mergers & Acquisitions	2003	215,385	(13)	1,000,000	(14)(3)	37,500	(9)	3,547,500	(8)	—	4,615	(7)

(1)
Disclosure of perquisites and other personal benefits, securities or property received by each of the Named Executive Officers is only required where the aggregate amount of such compensation exceeded the lesser of $50,000 or 10% of the total of the Named Executive Officer's salary and bonus for the year.

(2)
Reflects the dollar value of awards of restricted stock units, calculated by multiplying the closing market price of the Common Stock on the date of the grant by the number of units awarded. Restricted stock unit awards granted with respect to the 2002 fiscal year generally vest over five years, with 25% vesting on the second, third, fourth and fifth anniversaries of the date of grant. Restricted stock unit awards granted with respect to the 2003 fiscal year (including restricted stock unit awards in respect of 2003 performance granted in early 2004) generally vest in equal installments over five years on the anniversary of the date of grant. 50,000 restricted units held by Mr. Hougie vest in equal installments on each of the first and second anniversaries of July 29, 2003.

(3)
Of this amount, Messrs. Diller, Khosrowshahi, Genachowski and Hougie elected to defer $1,625,000, $500,000, $625,000 and $150,000, respectively, under IAC's 2003 Bonus Stock Purchase Program. Under the 2003 Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 2003 bonuses, all bonus eligible employees of IAC had a right to elect to defer up to 50% of the value of their 2003 bonus payments. Deferred amounts are converted into shares of Common Stock at a 20% discount to the then current market value of Common Stock, as determined in accordance with the terms of the program.

(4)
Of this amount, Messrs. Diller and Khosrowshahi elected to defer $550,000 and $225,000, respectively, under IAC's 2002 Bonus Stock Purchase Program. Under the 2002 Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 2002 bonuses, all bonus eligible employees of IAC had a right to elect to defer up to 50% of the value of their 2002 bonus payments. Deferred amounts are converted into shares of Common Stock at a 20% discount to the then current market value of Common Stock, as determined in accordance with the terms of the program.

(5)
Includes the value of personal benefits received by Mr. Diller, including $878,339 in 2003, $435,507 in 2002 and $210,080 in 2001, in each case, attributable to his personal use of an aircraft jointly owned by IAC and Nineteen Forty CC Inc., an entity owned by Mr. Diller (without offset for the value of his ownership interest in the aircraft, see "Certain Relationships and Related Party Transactions") and related tax payments in 2003 and 2002. Also includes $406,250 in 2003 and $137,500 in 2002, in each case, reflecting the 20% discount upon the conversion of deferred cash bonus amounts into shares of Common Stock pursuant to IAC's 2003 and 2002 Bonus Stock Purchase Programs (described in Notes 3 and 4 above), respectively.

(6)
Mr. Diller has an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 payable to IAC which was used to purchase 883,976 shares of Company Common Stock in August 1995. As a result, Mr. Diller had non-cash compensation for imputed interest of $75,966 in 2003, $138,938 in 2002 and $248,889 in 2001.

(7)
Includes IAC's matching contributions under its 401(k) Retirement Savings Plan. Under the IAC 401(k) Plan as in effect through December 31, 2003, IAC matches $.50 for each dollar a participant contributes up to the first 6% of compensation. For fiscal 2001, IAC's matching contribution for each of Messrs. Diller, Kaufman, Khosrowshahi and Genachowski was $5,250. For fiscal 2002, IAC's matching contribution for each of Messrs. Diller, Kaufman, Khosrowshahi and Genachowski was $5,500. For fiscal 2003, IAC's matching contribution for each of Messrs. Diller, Kaufman, Khosrowshahi and Genachowski was $6,000, and for Mr. Hougie was $4,615.

(8)
Represents the dollar value of awards of restricted stock units, calculated by multiplying the closing market price of the Common Stock on the date of grant by the number of units awarded. As of December 31, 2003 (including restricted stock units in respect of 2003 performance granted in early 2004), Messrs. Kaufman, Khosrowshahi, Genachowski and Hougie held 280,075, 179,430, 137,320 and 100,000 restricted stock units, respectively. The value of the shares underlying these restricted stock units as of December 31, 2003 was approximately $9,502,945, $6,088,060, $4,659,268 and $3,393,000, respectively. Restricted stock units vest over time as provided in the agreements governing the respective awards (described in Note 2 above).

(9)
Reflects the 20% discount upon the conversion of deferred cash bonus amounts into shares of Common Stock pursuant to the 2003 Bonus Stock Purchase Program (described in Note 3 above).

(10)
Reflects the 20% discount upon the conversion of deferred cash bonus amounts into shares of Common Stock pursuant to the 2002 Bonus Stock Purchase Program (described in Note 4 above).

(11)
Includes $156,250 for the 20% discount upon the conversion of deferred cash bonus amounts into shares of Common Stock pursuant to the 2003 Bonus Stock Purchase Program (described in Note 3 above) and $100,000 for a housing allowance plus a related tax payment pursuant to Mr. Genachowski's employment agreement.

(12)
Represents a housing allowance plus a related tax payment, pursuant to Mr. Genachowski's employment agreement.

(13)
Reflects salary paid to Mr. Hougie in respect of the period commencing on July 29, 2003, the date on which he joined IAC as Senior Vice President, Mergers & Acquisitions, and ending on December 31, 2003.

(14)
Mr. Hougie received $500,000 of his 2003 bonus in the form of signing bonus upon his commencement of employment with the Company.

Stock Option Information

        No options to purchase Common Stock were granted to the Named Executive Officers during the year ended December 31, 2003.

        The table below presents information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 2003, and the fiscal year-end value of all unexercised options held by the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Unexercised Options Held at Year End(#)		Value of Unexercised In-the-Money Options at Year End($)(2)
Name	Acquired On Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Barry Diller Chairman and Chief Executive Officer	5,275,000	151,004,868	41,845,888	—	1,113,980,259	—
Victor A. Kaufman Vice Chairman	605,000	12,570,368	1,520,000	475,000	14,861,878	5,855,688
Dara Khosrowshahi Executive Vice President and Chief Financial Officer	120,514(3)	2,908,814(3)	693,350	324,989(4)	8,192,478	3,860,603(4)
Julius Genachowski Executive Vice President, Chief of Business Operations	221,666	3,311,372	280,833	258,334	2,890,378	3,060,153
Robert Hougie Senior Vice President, Mergers & Acquisitions	—	—	—	—	—	—

(1)
Represents the difference between the exercise price of the options and the sale price of Common Stock on the date of exercise and does not exclude the U.S. federal and state taxes due upon exercise.

(2)
Represents the difference between $33.93, the closing price of Common Stock on December 31, 2003, and the exercise price of the options, and does not exclude the U.S. federal and state taxes due upon exercise.

(3)
Amounts do not include 60,000 shares of Class A Common Stock of Hotels.com acquired by Mr. Khosrowshahi in May 2003 upon the exercise of related options with an aggregate value realized of $3,929,232. The Company acquired all of the outstanding capital stock of Hotels.com that it did not already own pursuant to a merger among the Company, Hermitage Merger Corp. and Hotels.com (the "Merger") on June 23, 2003.

(4)
Amounts include 20,006 options to purchase IAC Common Stock, which options were acquired upon the conversion of options to purchase shares of Class A Common Stock of Hotels.com into options to purchase IAC Common Stock in connection with the Merger on June 23, 2003.

Certain Agreements with Executive Officers

        Mr. Diller.    Under the Equity and Bonus Compensation Agreement dated August 24, 1995, the Company issued and sold to Mr. Diller 883,976 shares of Company Common Stock at $5.65625 per share in cash (the "Initial Diller Shares") and an additional 883,976 shares of Company Common Stock for the same per share price (the "Additional Diller Shares") payable by means of a cash payment of

$2,210 and an interest-free, secured, non-recourse promissory note in the amount of $4,997,779. These amounts have been adjusted as appropriate to reflect the two two-for-one stock splits to holders of record as of the close of business on March 12, 1998 and February 10, 2000, respectively. The promissory note is secured by the Additional Diller Shares and by that portion of the Initial Diller Shares having a fair market value on the purchase date of 20% of the principal amount of the promissory note.

        Mr. Diller's Equity and Bonus Compensation Agreement with IAC also provides for a gross-up payment to be made to Mr. Diller, if necessary, to eliminate the effect of the imposition of the excise tax under Section 4999 of the Internal Revenue Code upon payments made to Mr. Diller and imposition of income and excise taxes on the gross-up payment.

        Mr. Diller was also granted a bonus arrangement, contractually independent from the promissory note, under which he received a bonus payment of approximately $2.5 million on August 24, 1996, and was to receive a further such bonus payment on August 24, 1997, which was deferred. The deferred amount accrues interest at a rate of 6% per annum. Mr. Diller also received $966,263 for payment of taxes by Mr. Diller due to the compensation expense which resulted from the difference in the per share fair market value of Company Common Stock and the per share purchase price of the Initial Diller Shares and Additional Diller Shares.

        Mr. Kaufman.    On February 5, 2004, IAC and Mr. Kaufman entered into an agreement pursuant to which Mr. Kaufman will continue to be employed by the Company as its Vice Chairman through February 5, 2007 (the "Initial Term") and will then be employed by the Company on a part-time basis through February 5, 2010. The agreement provides for Mr. Kaufman's compensation to be determined by the relevant committee of IAC's Board of Directors, following consultation with IAC's Chairman.

        During the Initial Term, Mr. Kaufman will continue to oversee IAC's legal, financial and mergers & acquisition groups and devote at least 80% of his business time and attention to his duties to IAC and a new venture with IAC (as described below); provided, that Mr. Kaufman's duties to IAC shall be his first priority among his business activities. The venture will engage in a business to be agreed to by Mr. Kaufman and IAC and will be controlled by Mr. Kaufman with an initial start-up investment by IAC (in an amount to be mutually agreed upon by the parties). IAC shall have the right to make additional matching investments in the venture (in lieu of a third party) and shall have the right to purchase 100% of the venture following the fifth anniversary of the commencement of the venture by means of a put/call right on such terms and conditions as shall be mutually agreed upon by the parties. Mr. Kaufman has agreed that for the term of the agreement none of his activities outside of IAC shall be competitive with any IAC businesses.

        The agreement provides that Mr. Kaufman's options and other equity awards which are unvested or subsequently granted will continue to vest throughout the term of his full and part-time employment with IAC. Vested options shall remain exercisable during both the Initial Term and the part-time employment period. However, in the event of termination of Mr. Kaufman's employment for any reason other than for cause or if Mr. Kaufman terminates his employment for good reason, vested options to purchase Common Stock ("IAC Options") held by Mr. Kaufman as of the date of termination shall remain exercisable for two years from the date of such termination, plus an additional fifteen days for each month of service performed by Mr. Kaufman during the Initial Term (up to a maximum of three years), and if Mr. Kaufman terminates his employment other than for good reason, vested IAC Options held by Mr. Kaufman as of the date of such termination shall remain exercisable for one year from the date of such termination, provided in each case that the options do not earlier expire.

        Mr. Genachowski.    On August 9, 2000, IAC and Mr. Genachowski entered into an employment agreement, which was subsequently amended on September 30, 2002. The term of the amended agreement expires on December 31, 2004 and provides for an annual base salary of $500,000 per year. The agreement also provides that Mr. Genachowski is eligible to receive an annual discretionary bonus

(including equity awards). Under the agreement, Mr. Genachowski is entitled to receive an annual housing allowance, plus tax gross-up for such allowance, not to exceed an aggregate of $100,000. Commencing December 31, 2003, the agreement provides Mr. Genachowski with the ability to be based in Washington, D.C. for the remainder of the term, with any change in location potentially involving a change in position, provided his compensation and benefits would remain unchanged. The agreement also provides for a four-month sabbatical, with his compensation (including bonus) and benefits not being affected thereby.

        Upon termination of Mr. Genachowski's employment by IAC for any reason other than death, disability or cause, or if Mr. Genachowski terminates his employment for good reason, IAC is required to pay Mr. Genachowski his base salary through the term of his agreement over the course of the then remaining term and continue the housing allowance for the remainder of the term, subject, in each case, to mitigation by Mr. Genachowski.

        Mr. Blatt.    On November 5, 2003 (the "Effective Date"), IAC and Mr. Blatt entered into an employment agreement for a term continuing until November 5, 2006 and providing for an annual base salary of $400,000 per year. Pursuant to the terms of the employment agreement, Mr. Blatt is also eligible to receive an annual discretionary bonus (including equity awards) and received a $100,000 advance against his 2003 annual discretionary bonus upon commencement of his employment with IAC.

        Mr. Blatt's employment agreement provided for a grant of 35,000 restricted stock units ("RSUs"). Mr. Blatt's RSUs vest in four equal installments on the second, third, fourth and fifth anniversaries of the Effective Date. The employment agreement provides that upon a change of control of IAC, 100% of Mr. Blatt's RSUs would become vested and exercisable. In addition, upon termination of Mr. Blatt's employment by IAC for any reason other than death, disability or cause, or if Mr. Blatt terminates his employment for good reason, the agreement provides that IAC would be required to pay Mr. Blatt his base salary through the term of his agreement over the course of the then remaining term, subject to mitigation by Mr. Blatt. In the event of a termination for any reason other than death, disability or cause or if Mr. Blatt terminates his employment for good reason, the agreement provides that Mr. Blatt's RSUs would vest (in each case, inclusive of amounts previously vested) as follows: 25% after the first anniversary of, but prior to the second anniversary of, the Effective Date; 50% after the second anniversary of, but prior to the third anniversary of, the Effective Date; 75% after the first anniversary of, but prior to the fourth anniversary of, the Effective Date; and 100% on or after the fourth anniversary of the Effective Date.

        Ms. Fisher.    On June 30, 2003 (the "Effective Date"), IAC and Ms. Fisher entered into an employment agreement for a term continuing until June 30, 2005 and providing for an annual base salary of $400,000 per year. Pursuant to the terms of the employment agreement, Ms. Fisher is also eligible to receive an annual discretionary bonus (including equity awards) and received a $100,000 advance against her 2003 annual discretionary bonus upon commencement of her employment with IAC.

        Ms. Fisher's employment agreement provided for a grant of 35,000 RSUs. Ms. Fisher's RSUs vest in four equal installments on the second, third, fourth and fifth anniversaries of the Effective Date. The employment agreement provides that upon a change of control of IAC, 100% of Ms. Fisher's RSUs would become vested and exercisable. In addition, upon termination of Ms. Fisher's employment by IAC for any reason other than death, disability or cause, or if Ms. Fisher terminates her employment for good reason, the agreement provides that IAC would be required to pay Ms. Fisher her base salary through the term of her agreement over the course of the then remaining term, subject to mitigation by Ms. Fisher. In the event of a termination for any reason other than death, disability or cause or if Ms. Fisher terminates her employment for good reason, the agreement provides that Ms. Fisher's RSUs would vest (in each case, inclusive of amounts previously vested) as follows: 17% after the first anniversary of, but prior to the second anniversary of, the Effective Date; 37.5% after the second anniversary of, but prior to the third anniversary of, the Effective Date; 62.5% after the first anniversary of, but prior to the fourth anniversary of, the Effective Date; and 87.5% on or after the fourth anniversary of the Effective Date.

        Mr. Marriott.    On March 1, 2002, IAC and Mr. Marriott entered into an employment agreement for a term continuing until March 1, 2005 and providing for an annual base salary of $400,000 per year. Mr. Marriott is also eligible to receive an annual discretionary bonus (including equity awards) and received a $100,000 signing bonus upon his commencement of employment with the Company. Upon termination of Mr. Marriott's employment by IAC for any reason other than death, disability or cause, IAC is required to pay Mr. Marriott his base salary through the term of his agreement over the course of the then remaining term, subject to mitigation by Mr. Marriott.

Performance Graph

        The graph below compares cumulative total return of IAC's Common Stock, the Nasdaq Composite Index and the Goldman Sachs Technology Industry Index based on $100 invested at the close of trading on December 31, 1998 through December 31, 2003. IAC selected the Goldman Sachs Technology Industry Index as its Peer Group because it includes companies engaged in many of the same businesses as IAC.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
IAC	$100.00	$166.79	$117.36	$164.89	$138.38	$204.86
NASDAQ-COMPOSITE	$100.00	$185.59	$112.67	$88.95	$60.91	$91.37
GOLDMAN SACHS TECHNOLOGY INDUSTRY INDEX	$100.00	$210.31	$53.62	$30.98	$22.05	$42.71

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of Directors has a Compensation/Benefits Committee, which in fiscal year 2003 was comprised of Messrs. Bennett, Keough and Spoon and General Schwarzkopf, and a Performance-Based Compensation Committee, which in fiscal year 2003 was comprised of Mr. Spoon and General Schwarzkopf. None of the members of these Committees is or was in the past an officer or employee of IAC or any of its businesses at the time of their respective service on the Committees. Mr. Keough currently serves as Chairman (in a non-executive capacity) of Allen & Company LLC, a New York investment banking firm. From time to time, IAC has retained the services of Allen & Company LLC.

REPORT ON EXECUTIVE COMPENSATION

        The Compensation/Benefits Committee of the Board of Directors and the Performance-Based Compensation Committee (collectively, the "Committee") furnished the following joint report that provides an overview of the Company's compensation philosophy and executive compensation programs for the 2003 fiscal year.

Compensation Philosophy

        The Company's executive compensation program is designed to reward exceptional performance and to align the financial interests of the Company's senior executives with those of the equity owners of the Company. To achieve this end, the Committee has developed and implemented a compensation program consisting of base salaries, bonuses and equity compensation designed to attract, retain and motivate highly skilled executives with the business experience and acumen necessary for achievement of the Company's long-term business objectives.

        The compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers is governed in part by the terms of certain agreements which are described under "Executive Compensation—Certain Agreements with Executive Officers" herein.

Base Salary

        In determining base salaries paid to the Company's executive officers, the Committee takes into account a variety of factors, including (i) recommendations of the Chief Executive Officer, (ii) competitive factors, (iii) individual performance and an assessment of the value of the individual's services to IAC, (iv) the fairness of individual executive officers' salaries relative to their responsibilities and individual compensation history, (v) the salaries of other executive officers, and (vi) IAC's financial performance. The Committee does not apply a formulaic approach, and gives these criteria varying degrees of weight depending on the specific circumstances.

Annual Bonus

        In early 2003, target cash bonus pools were established for the Company and each of its businesses with actual pool amounts generally based upon the achievement of a specified level of Earnings Before Interest, Taxes and Amortization ("EBITA"), or comparable measure, against budgeted levels. Upon completion of 2003, the bonus pools were funded based upon actual performance against those targets and then specific bonus amounts were paid out of the relevant pool to each of the executive officers based upon satisfaction of certain performance conditions and the discretion of the Performance Based Compensation Committee, taking into account a number of considerations, including the recommendation of the Chief Executive Officer and the individual's performance and contribution to the Company during the year.

Stock Based Compensation

        In February 2004, the Committee granted restricted stock units to executives and certain other employees throughout the Company and its businesses in connection with their service to the Company in 2003. The Committee believes that stock-based compensation, and particularly restricted stock units, align the interests of employees and long-term stockholders and form an important element of the Company's compensation practices.

        In determining overall equity grant levels throughout the Company and its businesses, the Committee evaluated a number of considerations, including targeted long-term dilution rates, the practices of the Company's primary competitors for personnel, and the cost to the Company of such compensation. Once aggregate equity pools were established for the Company and its businesses, the Committee approved equity grants to each executive officer other than the CEO. The Committee approved each grant to the executive officers based on a variety of factors, including the individual performance of the executive officer, an assessment of the value of the individual's services to IAC, the awards given to other executives, the recommendation of the CEO and the desire to keep the Company's overall compensation competitive. Additionally, the Committee generally grants equity awards to executive officers upon commencement of their employment with the Company, with the level of award based on factors similar to those considered in connection with annual awards to existing executive officers, where applicable. All grants, other than certain grants made upon the hiring of new executives, vest over a five-year period and, in the case of all executive officers, are subject to the satisfaction of certain specified performance goals.

Compensation of Chief Executive Officer for the Fiscal Year

        Effective September 25, 1998, the Committee authorized the payment to Mr. Diller of an annual base salary of $500,000. Prior to such time, Mr. Diller had not received a salary from the Company. Mr. Diller's base salary for fiscal year 2003 remained unchanged and, like the period 1998-2002, Mr. Diller did not receive additional equity based grants for 2003. Through the bonus process described above, the Committee awarded Mr. Diller a bonus of $3,250,000 for fiscal year 2003. The Committee believes Mr. Diller's compensation is appropriate in light of his substantial contribution to the Company's performance. Additionally, the Committee believes that Mr. Diller's significant equity stake in the Company strongly aligns his interests and those of the Company's stockholders.

Tax Matters

        Section 162(m) of the Internal Revenue Code generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation's chief executive officer and four other most highly compensated executive officers only if the compensation qualifies as being performance-based. The Company endeavors to structure certain of its compensation policies to comply with Section 162(m), including submitting certain matters to the Performance-Based Compensation Committee. Stock based compensation under the Company's 2000 Stock and Annual Incentive Plan is also structured to comply with Section 162(m).

        The Board, the Compensation/Benefits Committee and the Performance-Based Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain awards that have already been granted, including options granted by a company that was subsequently acquired by IAC, may be nondeductible.

Summary

        The Committee believes that the Company's executive compensation program must continually provide executives with a strong incentive to focus on and achieve the Company's business objectives. By assuring that executives are appropriately compensated and therefore motivated, the long-term interests of stockholders will be best served. The actions taken by the Committee in 2003 were consistent with this focus and the principles outlined above.

  Members of the Compensation/Benefits Committee

    Alan Spoon (Chairman)
    Robert R. Bennett
    Donald R. Keough
    Gen. H. Norman Schwarzkopf

  Members of the Performance-Based Compensation Committee

    Alan Spoon (Chairman)
    Gen. H. Norman Schwarzkopf

AUDIT COMMITTEE REPORT

        The Audit Committee currently consists of three independent directors and operates under a written charter, which has been adopted by the Board of Directors. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors and (4) the compliance by the Company with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2003 with the Company's management and Ernst & Young LLP ("Ernst & Young"), our independent auditors.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Ernst & Young its independence from the Company and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2003 be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

  Members of the Audit Committee

    Donald R. Keough (Chairman)
    Gen. H. Norman Schwarzkopf
    Alan Spoon

FEES PAID TO OUR INDEPENDENT AUDITORS

        The following table sets forth fees for all professional services rendered by Ernst & Young to the Company for the years ended December 31, 2003 and 2002.

	2003	2002
Audit Fees(1)	$4,524,000	$4,623,000
Audit-Related Fees(2)	1,883,000	3,836,000

Total Audit and Audit-Related fees	6,407,000	8,459,000
Tax Fees(3)	381,000	3,189,000
Other Fees(4)	—	—

Total Fees	$6,788,000	$11,648,000

(1)
Audit Fees include fees associated with the annual audit, reviews of the Company's periodic reports, reviews of SEC registration statements, statutory audits and consents and other services related to SEC matters.

(2)
Audit-Related Fees include fees for due diligence in connection with acquisitions, accounting consultations, benefit plan audits and general assistance with the implementation of measures required by SEC rules promulgated pursuant to the Sarbanes-Oxley Act of 2002.

(3)
Tax Fees include fees for tax compliance, tax consultation and tax planning. These services included assistance regarding federal, state and international tax compliance, return preparation (in 2002 only) and tax audits.

(4)
There were no Other Fees incurred by Ernst & Young during 2003 or 2002 for professional services rendered in connection with financial information services design and implementation.

        During 2003, the Audit Committee adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by the Company's independent auditors in order to ensure that the provision of such services does not impair the auditor's independence from the Company and its management. Unless a type of service to be provided by the Company's independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels will require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with SEC rules on auditor independence.

        In its pre-approval policy, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of four categories: Audit, Audit-Related, Tax and All Other. The term of any pre-approval is 12 months from the date of such pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations. Pre-approved fee levels for all services to be provided by the independent auditors will be established periodically from time to time by the Audit Committee. Any proposed services in excess of pre-approved costs levels will require specific pre-approval by the Audit Committee.

        Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairman. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

        Pursuant to the pre-approval policy, requests or applications to provide services that require separate pre-approval must be submitted, after consultation with the independent auditor, to the Audit Committee by the Company's Chief Financial Officer and/or the Controller. In connection with any such submission, each of the Chief Financial Officer and/or Controller, as applicable, as well as the independent auditor, must represent to the Audit Committee that the request or application is, in their respective views, consistent with the SEC rules on auditor independence.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships with Officers and Directors

        Mr. Diller, the Chairman of the Board and Chief Executive Officer of IAC, is the sole holder of the voting stock of the BDTV Entities. The BDTV Entities hold shares of Common Stock and Class B Common Stock that have effective voting control of IAC with respect to all matters submitted for the vote or consent of stockholders as to which stockholders vote together as a single class.

        In 1997, the Company and Mr. Diller agreed to defer repayment of an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 due from Mr. Diller from September 5, 1997 to September 5, 2007. As of December 31, 2003, the promissory note remained outstanding. In 1997, Mr. Diller and IAC agreed to defer the payment of a bonus in the amount of $2.5 million that otherwise was to be paid to Mr. Diller in 1997. The deferred bonus amount accrues interest at a rate of 6% per annum.

        In 2001, IAC and Mr. Diller entered into an agreement with respect to the construction of facilities, including a screening room on Mr. Diller's property, to assist Mr. Diller in connection with Company-related activities. Construction costs of approximately $1.8 million were paid by the Company and the agreement provides that under certain circumstances, including upon Mr. Diller's termination of employment by IAC or its affiliates, Mr. Diller shall have the option of paying to IAC an amount equal to the depreciated book value of the construction costs to acquire the facilities.

        In October 2000, a subsidiary of IAC and Nineteen Forty CC Inc. ("Nineteen Forty"), a company owned by Mr. Diller, acquired an aircraft for use by Mr. Diller and other directors and executive officers of IAC in connection with IAC's business. In connection with this transaction, Nineteen Forty, which originally was under contract to purchase the aircraft, assigned to IAC its rights under the purchase agreement and, in exchange, IAC granted Nineteen Forty an option to acquire all or any portion of the aircraft ultimately acquired by IAC for its depreciated value on IAC's books. The aircraft is currently owned 77.2% by the IAC subsidiary and 22.8% by Nineteen Forty. IAC's ownership interest remains subject to Nineteen Forty's option. IAC pays all operating and maintenance expenses relating to the aircraft. In 2003, IAC paid Nineteen Forty for use of Nineteen Forty's 22.8% interest in the aircraft at the rate of approximately $53,000 per month. The foregoing payment rate was based on market rates for similar aircraft.

        In 2003, Mr. Diller reimbursed IAC approximately $413,000 in connection with a New York City apartment maintained by the Company for use by Mr. Diller, covering in full IAC's out-of-pocket costs of maintaining such apartment for 2003. In addition, rather than pay hotel accommodation expenses relating to Mr. Diller's business travel to Los Angeles on behalf of IAC, the Company has reimbursed Mr. Diller for 50% of the operating costs associated with his Los Angeles residence during 2003. In 2003, this amount was approximately $118,000, which IAC believes was not in excess of the amount IAC would have incurred in hotel accommodation expenses.

        From time to time, IAC has retained the services of Allen & Company LLC, a New York investment banking firm. Mr. Keough, a member of the Board of Directors of IAC, currently serves as Chairman (in a non-executive capacity) of Allen & Company LLC.

        LendingTree retained the services of Allen & Company LLC in April 2003 in connection with IAC's acquisition of LendingTree. Prior to joining the Company in July 2003, Ms. Fisher was a Vice President at Allen & Company LLC and participated in providing these services to LendingTree. Subsequent to the closing of the acquisition in August 2003, LendingTree paid Allen & Company LLC a customary fee for its services and, out of this fee, Allen & Company LLC paid, in accordance with its standard compensation policies, approximately $91,000 to Ms. Fisher.

        During 2003, one of IAC's businesses, Home Shopping Network, made payments to Diane Von Furstenberg Studio, LP of approximately $263,000 relating to sales of the Studio's fashion merchandise by Home Shopping Network. Ms. Von Furstenberg, a member of the Board of Directors of IAC, is the founder and Chairman of Diane Von Furstenberg Studio, LP.

Vivendi Transaction

        On May 7, 2002, the Company completed the Vivendi Transaction, pursuant to which it contributed its Entertainment Group to Vivendi Universal Entertainment LLLP, a joint venture with Vivendi ("VUE"). The joint venture is currently controlled by Vivendi and its subsidiaries, with the common interests owned 93.06% by Vivendi and its subsidiaries, 5.44% by IAC and its subsidiaries and 1.5% by Mr. Diller (subject to the assignments discussed below).

        In connection with the Vivendi Transaction, IAC and its subsidiaries received the following at the closing of the transactions: (i) approximately $1.62 billion in cash, debt-financed by VUE, subject to tax-deferred treatment for a 15-year period; (ii) a $750 million face value Class A preferred interest in VUE, with a 5% annual paid-in-kind dividend and a 20-year term, to be settled in cash at its then face value at maturity; (iii) a $1.75 billion face value Class B preferred interest in VUE, with a 1.4% annual paid-in-kind dividend, a 3.6% annual cash dividend, callable and puttable after 20 years, to be settled by Vivendi, Universal and/or certain of their respective subsidiaries with IAC shares having a market value equal to the then face value of the Class B preferred interest, subject to a maximum of approximately 43.2 million shares of IAC Common Stock and 13.4 million shares of IAC Class B Common Stock (for a total of approximately 56.6 million IAC common shares), provided that Vivendi, Universal and/or certain of their respective subsidiaries may substitute cash in lieu of shares of IAC Common Stock (but not IAC Class B Common Stock), at its election; (iv) a 5.44% common interest in VUE, generally callable by Universal after five years and puttable by IAC after eight years, which may be settled in cash or, under certain circumstances, at Universal's election, Vivendi stock; and (v) cancellation of all of Vivendi's interests in USANi LLC, a Delaware limited liability company ("USANi LLC"), which interests were exchangeable into IAC common shares, including USANi LLC interests obtained by Vivendi from Liberty in a related transaction.

        In addition, the Company issued to Vivendi ten-year warrants to acquire shares of IAC Common Stock as follows: 24,187,094 shares at $27.50 per share; 24,187,094 shares at $32.50 per share; and 12,093,547 shares at $37.50 per share. Barry Diller, IAC's Chairman and Chief Executive Officer, received a common interest in VUE with a 1.5% profit sharing percentage in return for his agreeing to specified non-competition provisions and agreeing to serve as Chairman and Chief Executive Officer of the joint venture, which position he held from May 2002 to April 2003. In February 2002, Mr. Diller assigned the right to receive beneficial interests in a portion of his common interest in VUE to Victor Kaufman, Vice Chairman and a director of IAC (minimum value of $15 million), and Dara Khosrowshahi, Executive Vice President and Chief Financial Officer of IAC, and Julius Genachowski, Executive Vice President and Chief of Business Operations of IAC (each with minimum value of $2.5 million), subject to certain conditions.

        Upon consummation of the transaction, the following also occurred:

  •
  the Company, Vivendi, Universal, Liberty and Mr. Diller entered into an Amended and Restated Governance Agreement, effective at the closing of the transaction and superseding the previously existing Governance Agreement among the parties. The Amended and Restated Governance Agreement governs the relationship between Vivendi and IAC in respect of Vivendi's (including Universal's) ownership of IAC securities, including Vivendi's right to representation on IAC's board of directors, subject to the maintenance of specified ownership levels.

  •
  Vivendi, Universal, Liberty and Mr. Diller entered into an Amended and Restated Stockholders Agreement, effective at the closing of the transactions and superseding the previously existing Stockholders Agreement. Generally, the agreement governs the relationship among the stockholders, including rights of first refusal for sales of IAC securities, tag-along rights for sales of IAC securities by Liberty and Mr. Diller, restrictions on transfers of IAC securities and a standstill by Mr. Diller with respect to Vivendi. Under this agreement, Mr. Diller generally has voting control over all of the IAC shares owned by Vivendi and Liberty.

        Summaries of the agreements relating to the Vivendi Transaction are set forth in, and copies of these agreements have been filed with the SEC as Appendices to, the Company's Definitive Proxy Statement, dated March 25, 2002, and are available from the SEC.

        On October 8, 2003, Vivendi and General Electric Company ("GE") announced that they had entered into a definitive agreement for the combination of, among other things, the businesses of National Broadcasting Company, Inc. ("NBC"), a subsidiary of GE, and those of Universal, the affiliate of Vivendi that controls VUE. As a result of this transaction (which the parties have stated that they expect to close by June 30, 2004), NBC will control VUE and Universal.

Other Relationships and Transactions with Vivendi and its Affiliates

        Vivendi currently holds a substantial equity interest in IAC. Pursuant to the terms of the Amended and Restated Governance Agreement, Vivendi was entitled to designate one member for election to the IAC Board of Directors during 2003. Following the sale by Vivendi to IAC of warrants to acquire shares of IAC Common Stock in June 2003 (see below), Vivendi was no longer entitled, as a result of the reduction in its beneficial ownership interests in IAC, to designate a member for election to the IAC Board of Directors. Accordingly, in June 2003, Mr. Jean-René Fourtou, Vivendi's designee, resigned as a member of the IAC Board of Directors. Other than in his capacity as a stockholder and officer of Vivendi, and as a director of IAC, Mr. Fourtou did not have any direct or indirect interests in the Vivendi-IAC agreements.

        As described above, in connection with the Vivendi Transaction, IAC received $1.62 billion in cash, financed by VUE with proceeds of a bridge loan facility. After certain amendments to that facility in 2002, which extended the maturity date (the "Extension Facility"), on March 31, 2003, VUE completed a new financing facility that permits it to issue up to $950 million in notes, which notes are to be secured by certain film rights owned by VUE (the "Film Rights Facility"). In connection with the Film Rights Facility, IAC provided a limited consent to the sale and contribution of certain assets from one VUE subsidiary to another VUE subsidiary, the pledge of certain VUE assets to secure the notes issued under the facility, and the refinancing of a portion of the Extension Facility with the proceeds from the issuance of the notes. In connection with the consent, Vivendi and VUE provided indemnities to IAC.

        Also, on March 31, 2003, Vivendi, Universal Studios, Inc. and Mr. Diller entered into a letter agreement amending the Amended and Restated Stockholders Agreement to provide that Mr. Diller's irrevocable proxy over Vivendi's (and Universal's) IAC common shares shall continue until the earlier of the time when Mr. Diller ceases to have any rights under the stockholders agreement and Vivendi and its group (including Universal) cease to beneficially own any IAC Common Stock.

        In February 2003, Vivendi sold to Deutsche Bank AG all of its warrants to acquire IAC Common Stock with an exercise price of $27.50 per warrant and 8 million of its warrants to acquire IAC Common Stock with an exercise price of $32.50 per warrant, in each case, for $7.52 per warrant. In connection with such sale, affiliates of Deutsche Bank issued and offered in a private placement floating rate high income premium exchangeable notes due 2012, and IAC entered into an indemnification agreement with an affiliate of Deutsche Bank related thereto. In June 2003, IAC repurchased the remaining 16,187,094 warrants to acquire IAC Common stock with an exercise price of $32.50 and all of the 12,093,547 warrants to acquire IAC Common stock with an exercise price of $37.50 from Vivendi for an aggregate cash purchase price of approximately $407.4 million.

        During 2003, one of IAC's businesses purchased approximately $2.7 million in advertising on certain of Universal's pay television channels. In addition, during 2003, certain IAC businesses had arrangements pursuant to which they purchased admission tickets to Universal theme parks and/or studio tours, which purchases totaled approximately $724,000.

        Prior to 2003, one of IAC's businesses entered into arrangements with a subsidiary of Vivendi, pursuant to which the IAC business agreed to power the personals services on websites related to certain programming produced by the Vivendi subsidiary, as well as make certain revenue sharing payments in respect of subscribers acquired by the IAC business through such websites. The aggregate amount paid to the Vivendi subsidiary pursuant to these arrangements in 2003 was approximately $80,000.

        See also "—Relationships with Officers and Directors."

        IAC believes that its business agreements with Vivendi are all on terms at least as favorable to IAC as terms that could have been obtained from an independent third party.

        In the ordinary course of business, IAC may determine to enter into other agreements with Vivendi, Universal and their respective affiliates.

VUE Distributions

        During 2003, IAC received paid-in-kind distributions with respect to the Class A preferred interests in VUE in an aggregate amount of approximately $38.7 million and paid-in-kind distributions and cash dividend payments with respect to the Class B preferred interests in VUE in an aggregate amount of approximately $24.7 million and $63.9 million, respectively.

        In connection with the formation of VUE, IAC and various of its affiliates entered into an amended and restated limited liability limited partnership agreement (the "Partnership Agreement"), dated as of May 7, 2002, with various affiliates of Vivendi, as well as with Mr. Diller. The Partnership Agreement provides that VUE "shall, as soon as practicable after the close of each taxable year, make cash distributions to each Partner in an amount equal to the product of (a) the amount of taxable income allocated to such Partner for such taxable year... and (b) the highest aggregate marginal statutory Federal, state, local and foreign income tax rate... applicable to any Partner." The Partnership Agreement also provides that taxable income of VUE is to be allocated to the partners, including IAC and its affiliates, in a specified order, including amounts corresponding to the cash and pay-in-kind distributions on IAC and its affiliates' preferred interests in IAC, which represent a 5% annual return on those interests (the "Preferred Return"). The actual amount of cash distributions with respect to taxable income on the Preferred Return would depend on several factors, including the amount of VUE's earnings and federal, state, and local income tax rates.

        Pursuant to these provisions of the Partnership Agreement, in 2003 VUE made cash distributions in respect of actual allocated taxable income attributable to the common interests in VUE for the fiscal year ended December 31, 2002 to IAC and Messrs. Diller, Kaufman, Khosrowshahi and Genachowski. Aggregate cash distributions made to IAC and Mr. Diller were approximately $2.0 million and

$549,000, respectively, and aggregate cash distributions made to Messrs. Kaufman, Khosrowshahi and Genachowski were, in each case, less than $60,000.

        In April 2004, VUE made cash distributions in respect of estimated allocated taxable income attributable to the common interests in VUE for the fiscal year ended December 31, 2003 to IAC and Messrs. Diller, Kaufman, Khosrowshahi and Genachowski. Cash distributions made to IAC and Messrs. Diller and Kaufman were approximately $4.6 million, $1.2 million and $70,000, respectively, and cash distributions made to Messrs. Khosrowshahi and Genachowski were, in each case, less than $60,000. To the extent that actual allocated taxable income attributable to the common interests in VUE for the fiscal year ended December 31, 2003 differs from estimates, aggregate cash distributions made in respect of common interests in VUE for this period may be greater or lesser than those made in April 2004.

        Commencing in October or November 2002, Vivendi advised IAC that it does not believe that VUE is obligated under the Partnership Agreement to make these payments in respect of taxable income allocated to IAC and its affiliates with respect to the Preferred Return. On April 15, 2003, IAC (and an affiliate) filed a lawsuit against Vivendi, a Vivendi affiliate and VUE in the Court of Chancery of the State of Delaware to enforce the provisions of the Partnership Agreement requiring cash distributions with respect to taxable income allocated with respect to the Preferred Return. On June 30, 2003, the defendants filed an answer to the complaint and asserted various affirmative defenses, as well as certain counterclaims. The counterclaims request the court to declare that VUE is not obligated under the Partnership Agreement to make cash distributions with respect to taxable income allocated with respect to the Preferred Return, or, in the alternative, to reform the Partnership Agreement—on the grounds of mutual, or, in the alternative, unilateral mistake—so that it does not require VUE to make such payments. On July 21, 2003, IAC filed a reply denying the material allegations of the defendants' counterclaims, which IAC believes are meritless.

        On January 30, 2004, IAC filed a motion for judgment on the pleadings, on the grounds that IAC is entitled to the relief it seeks on the basis of the pleadings in the case. The defendants filed their opposition to this motion on April 6, 2004. IAC's reply in support of its motion was filed on April 27, 2004. The motion for judgment on the pleadings is scheduled for oral argument on May 12, 2004.

        VUE Covenant Defeasance

        On March 17, 2004, Vivendi filed a complaint against USANi Sub LLC, a subsidiary of the Company, in the Court of Chancery of the State of Delaware for a declaratory judgment that certain covenants under the Partnership Agreement in favor of the Company are defeased upon posting of letters of credit in favor of USANi Sub LLC, and for an order that USANi Sub LLC must accept the letters of credit posted by Vivendi. The defeasance of the covenants is a condition to the closing of the sale of Vivendi's interests in VUE to GE and NBC.

        On April 21, 2004, Vivendi and the Company announced their agreement on the form of the letters of credit that would be issued in favor of USANi Sub LLC in order to defease such partnership covenants in connection with the closing of the sale of Vivendi's interests in VUE to GE and NBC. By mutual agreement of Vivendi and the Company, Vivendi's lawsuit against the Company, seeking a declaratory judgment regarding the letters of credit offered by VUE, has been stayed until the closing of Vivendi's transaction with GE and NBC and will be dismissed after the letters of credit are issued and accepted at the closing of that transaction.

Relationships between IAC and Liberty

        Under the terms of the Amended and Restated Governance Agreement, two designees of Liberty, Messrs. Malone and Bennett, are members of the IAC Board of Directors. Liberty holds a substantial equity interest in IAC, and Liberty is a party to certain agreements executed in connection with the Vivendi Transaction which are filed as exhibits to IAC's publicly filed reports.

        During 1996, Home Shopping Network, along with Jupiter Programming Company, formed Shop Channel, a television shopping venture based in Tokyo. Liberty Media International, Inc., a subsidiary of Liberty, owns a 50% interest in Jupiter, the 70% shareholder in the venture. Home Shopping Network owns a 30% interest in Shop Channel. During 1999, Home Shopping Network loaned $2.5 million to Shop Channel, of which $1.7 million was outstanding at December 31, 2003. Home Shopping Network did not sell any inventory nor provide any services to Shop Channel during 2003.

        IAC believes that its business agreements with Liberty have been negotiated on an arm's-length basis and contain terms at least as favorable to IAC as those that could be obtained from an unaffiliated third party.

        In the ordinary course of business, and otherwise from time to time, IAC may determine to enter into other agreements with Liberty and its affiliates.

Exercise of Preemptive Rights by Liberty

        Under the Amended and Restated Governance Agreement, if IAC issues or proposes to issue its Common Stock or Class B Common Stock, Liberty has preemptive rights that generally entitle it to purchase a number of IAC common shares so that Liberty will maintain the identical ownership interest in IAC that Liberty held immediately prior to such issuance or proposed issuance. Pursuant to Liberty's preemptive rights that were triggered in connection with IAC's issuance of shares in connection with the Ticketmaster, Expedia, Hotels.com and uDate.com transactions, and in connection with IAC stock option exercises between May 2, 2003 and June 3, 2003, the Company issued shares of its Common Stock to Liberty. The following table set forth, in the case of each preemptive exercise, the date, the number of shares of Common Stock issued and the total consideration received by IAC.

Date	Number of shares of IAC Common Stock Issued	Consideration Received by IAC
April 7, 2003	11,217,934	$220,320,224
May 9, 2003	1,835,027	$45,361,867
May 28, 2003	33,813,169	$837,992,732
July 7, 2003	1,834,921	$62,203,814

Relationships with Microsoft

        IAC and its businesses have entered into a series of commercial agreements with Microsoft generally relating to their adoption of Microsoft technology, software and functionality, branding and advertising, and the provision of ticketing, city guide and personals content and functionality to the Microsoft Network. IAC believes that these transactions result in terms to IAC and its subsidiaries that are at least as favorable as those that could be obtained from a third party. Total fees paid to Microsoft by the Company with respect to these arrangements in 2003 were approximately $42.1 million. In addition, during 2003, the Company provided approximately $8.2 million in advertising to Microsoft, which advertising was obtained by IAC from Universal Television pursuant to the Vivendi transaction. One of IAC's businesses also purchased approximately $458,000 in advertising on a pay television channel affiliated with Microsoft in 2003. In the ordinary course of business, and otherwise from time to time, IAC and its businesses may determine to enter into other commercial arrangements with Microsoft and its affiliates.

ANNUAL REPORTS

        Upon written request to the Secretary, InterActiveCorp, 152 West 57th Street, 42nd Floor, New York, New York 10019, the Company will provide without charge to each person solicited an additional copy of IAC's 2003 Annual Report on Form 10-K, including the financial statements and financial statement schedules filed therewith. The Company will furnish a requesting securityholder with any exhibit not contained therein upon payment of a reasonable fee.

PROPOSALS OF STOCKHOLDERS

        The Company currently intends to hold its next annual meeting in May of 2005. Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2005 Annual Meeting of Stockholders must submit the proposal to the Company at its principal executive offices no later than December 31, 2004. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Securities Exchange Act. Stockholders who intend to present a proposal at the 2005 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than March 30, 2005. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

        The Board has no knowledge of any other matters to be presented at the meeting other than those described herein. If any other matters should properly come before the meeting, it is the intention of the persons designated in the proxy to vote on them according to their best judgment.

        YOUR VOTE IS VERY IMPORTANT. THE BOARD ENCOURAGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

INTERACTIVECORP

        If you have any questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc. at their toll free number, 1-800-322-2885, or call 212-929-5500.

New York, New York
May 10, 2004

Annex A

AUDIT COMMITTEE CHARTER
INTERACTIVECORP

Purpose

        The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

        The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ (subject to the exemptions provided in the NASDAQ rules) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act") (subject to the exemptions provided in Rule 10A-3(c)).

        At least one member of the Audit Committee shall be a financial expert as defined by the Commission.

        The members of the Audit Committee shall be appointed and may be replaced by the Board.

Meetings

        The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.

Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

        The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        In carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures, in order to best address changing conditions and circumstances.

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.
Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.
Review and discuss quarterly reports from the independent auditors on:

(a)
All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)
Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.
Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

10.
Ensure that a public announcement of the company's receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company's Relationship with the Independent Auditor

11.
Review and evaluate the lead partner of the independent auditor team.

12.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13.
Ensure the rotation of the lead (and coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

14.
Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

15.
Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

16.
Review the appointment and replacement of the senior internal auditing executive.

17.
Review the significant reports to management prepared by the internal auditing department and management's responses.

18.
Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

19.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

20.
Discuss with management and the Company's senior internal auditing executive the Company's and its subsidiaries' compliance with applicable legal requirements and codes of conduct and confirm with the independent auditor that in the course of performing their duties they did not become aware of any violations by the Company or its subsidiaries of applicable law or codes of conduct. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct.

21.
To the extent required by NASDAQ rules, approve all related party transactions.

22.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

24.
Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Additionally, the Audit Committee as well as the Board recognizes that members of the Company's management who are responsible for financial management, as well as the independent auditors, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company's financial statements or any professional certifications as to the independent auditor's work.

INTERACTIVECORP
P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERACTIVECORP IN CONNECTION WITH THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 23, 2004

        The undersigned stockholder of InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 10, 2004 and hereby appoints each of Gregory R. Blatt, David Ellen and Joanne Hawkins, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of InterActiveCorp to be held on Wednesday, June 23, 2004, at 9:00 a.m., local time, at Le Parker Meridien Hotel, 118 West 57th Street, New York, New York, and at any adjournments or postponements thereof, and to vote all shares of Common Stock and/or Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

(See reverse side)

                        INTERACTIVECORP
                        P.O. BOX 11001
                        NEW YORK, N.Y. 10203-0001

INTERACTIVECORP YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
INTERNET			TELEPHONE			MAIL
https://www.proxyvotenow.com/iac				1-866-386-4703
•	Go to the website address listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

    Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

1-866-368-4703
CALL TOLL-FREE TO VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes must be indicated in Black or Blue ink.

INTERACTIVECORP'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

1.
Election of Directors

								FOR	AGAINST	ABSTAIN
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	2.	THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2004	☐	☐	☐
Nominees: 01 Richard N. Barton, 02 Robert R. Bennett, 03 Edgar Bronfman, Jr., 04 Barry Diller, 05 Victor A. Kaufman, 06 Donald R. Keough*, 07 Marie-Josée Kravis, 08 John C. Malone, 09 Steven Rattner, 10 Gen. H. Norman Schwarzkopf*, 11 Alan G. Spoon*, 12 Diane Von Furstenberg						3.	Such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
*To be voted upon by the holders of Common Stock voting as a separate class. (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)						To change your address, please mark this box.				☐
All nominees will serve a term of one year or until their respective successors shall have been duly elected and qualified						To include any comments, please mark this box.				☐

                          SCAN LINE

                        Please sign exactly as name appears on Proxy.
                        Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here

QuickLinks

INTERACTIVECORP Notice of Annual Meeting of Stockholders To be held June 23, 2004
IMPORTANT
INTERACTIVECORP 152 West 57th Street 42nd Floor New York, NY 10019 PROXY STATEMENT
ITEM 1 ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION
ITEM 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES PAID TO OUR INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
ANNUAL REPORTS
PROPOSALS OF STOCKHOLDERS
OTHER MATTERS
INTERACTIVECORP
AUDIT COMMITTEE CHARTER INTERACTIVECORP